Exhibit 99.1

CORPORATE PARTICIPANTS

Tim Cope Lakes Entertainment, Inc. - President and CFO

Lyle Berman Lakes Entertainment, Inc. - Chairman, CEO

CONFERENCE CALL PARTICIPANTS

Edward Bar ESR and Company - Analyst

David Dishneau Associated Press - Media

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Q4 2014 Lakes Entertainment, Inc., earnings conference call. My name is Whitley and I'll be your operator for today. At this time all participants are in listen-only mode. Later we will conduct a question and answer session.

(Operator Instructions). As a reminder, this call is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Mr. Tim Cope, president and chief financial offer. Please proceed.

Tim Cope - Lakes Entertainment, Inc. - President and CFO

Thank you, Whitley. Good afternoon, and welcome to Lakes Entertainment's fourth quarter 2014 earnings conference call. On the call with me is Lyle Berman, Lakes' chairman of the board and chief executive officer. As we begin our prepared remarks, I would like to remind everyone that this call is being recorded and that the call contains forward-looking statements, including statements concerning business strategies and their intended results, statements related to the pending merger with Sartini Gaming Inc., and other statements concerning anticipated future events.

These statements are subject to risks and uncertainties, including those factors described in the press release we issued this morning and in our filings with the SEC, and actual results may differ materially.

Lyle will begin our discussion today with a general overview and update on our casino projects. I will then discuss the fourth quarter finance results and recent business events, and then we will conduct a question and answer session. Now I will turn the call over to Lyle Berman.

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

Thank you, Tim. And welcome, everyone, to Lakes' fourth quarter 2014 earnings call.

During January of 2015, we announced that we had entered into a merger agreement with Sartini Gaming Inc., which owns and operates Golden Gaming LLC, which is a leading owner and operator of distributed gaming, taverns and casinos, all of which are focused on the Nevada local gaming market.

Under the terms of the merger agreement, Lakes' current shareholders, on a fully-diluted basis, were estimated to retain approximately 64.3% of the total post-merger shares of Lakes common stock, with the legacy Golden Gaming shareholder being issued approximately 35.7% of the total fully-diluted post-merger shares of Lakes' common stock.

These percentages are subject to adjustments for actual results at the time that the merger closes, which is expected to occur later this year. This deal values Lakes at approximately $0.0957 cents [correction: $9.57] per share. Together the combined company will operator approximately 9,250 slot machines and video lottery terminals in Nevada and Maryland across four casino properties, 48 taverns, and over 600 route locations. Lakes and Golden Gaming estimate that, on a combined pro forma basis, 2015 annual net revenues and adjusted EBIDA will be approximately $348.1 million and $42.1 million [correction: $42.5 million] respectively, including $3 million of anticipated cost synergies.

Additionally, it is estimated that the combined pro forma 2015 operating free cash flow and adjusted net income will be $33.7 million and $13. Million [correction: $13.3 million] respectively, including a full year of the anticipated benefits of refinancing Lakes and Golden Gaming indebtedness. Although previously written off our books, Lakes has a $60 million note receivable from the Jamul Indian Village. Provided that the combined company enters into an agreement to monetize the note within three years after the merger closes, and receives any amounts due thereunder no later than three years after the Jamul Casino opens, then Lake shareholders, at the time of the distribution, other than the legacy Golden Gaming shareholder, except with respect to potential taxes, will be entitled to a cash dividend related to any net proceeds the combined company receives from such monetization.

The merger is anticipated to close by the end of 2015 and is subject to customary regulatory and other closing conditions being satisfied, including approval by Lake shareholders of the issuance of Lake shares in connection with the merger. At closing of the merger Lakes will remain publically traded, but will be renamed Golden Gaming Inc. [correction: Golden Entertainment, Inc.]

Blake L Sartini -- OK. I'll try to speak a little louder. Blake Sartini, currently chief executive officer of Golden Gaming, will be named the chairman and chief executive officer of the combined company at closing. I will continue as a board member of and will sign a three-year consulting agreement with the combined company. Tim Cope will also continue as a board member and consultant to the combined company.

We are excited about this transaction and are thrilled to partner with Golden Gaming, which has done an outstanding job of building a premiere diversified gaming company in the state of Nevada. The combination of our strong balance sheet and Rocky Gap asset and Golden Gaming's casinos, taverns, and distributed gaming platform make the combined company truly unique in the marketplace.

Lakes' cash on hand will facilitate Golden Gaming's pursuit of growth opportunities and the refinancing of its debt. We believe the combined company will be well positioned to expand, not only in Nevada -- which has the most stable tax and regulatory record in the country -- but also into other jurisdictions.

As we previously announced, Lakes sold all of its interests in Rock Ohio Ventures LLC for $750,000. This investment had been written down to zero during the third quarter of 2014. As a result, Lakes received a cash payment of approximately $750,000 and will recognize a gain on sale of cost method investment of approximately $750,000 during the first quarter of 2015.

In Maryland Rocky Gap, our wholly-owned casino resort property, continues to perform well. The property met our expectations during the fourth quarter, as well as for 2014 overall. Net revenues for the fourth quarter were $12.8 million, compared with $11.4 million in the fourth quarter prior year.

Overall for the year, we saw an increase in slot win per unit per day from $158 for 2013 to $179 for 2014. The gaming facility features 577 video lottery terminals, 15 table games, two poker tables, and a casino bar, along with lobby food and beverage outlets.

The AAA four-diamond award-winning property also includes a hotel, event center, restaurant, spa, the only Jack Nicklaus signature golf course in Maryland, and a wide variety of outdoor and water activities.

Finally, the Jamul Indian Village is required to begin payment of principle on our $60 million note receivable when and if the casino opens and certain senior construction and development loans have been repaid. Interest payments of 4.25% on our note receivable would be required immediately upon a casino opening. This note was written off our books in prior years. The Jamul tribe is working with Penn National Gaming to develop a casino on the tribe's existing reservation.

With that, I'll turn the call back over to Tim to provide an overview of financial results.

Tim Cope - Lakes Entertainment, Inc. - President and CFO

Thank you, Lyle.

Lakes Entertainment reported fourth quarter 2014 net revenues of $12.8 million, compared to prior year fourth quarter net revenue of $11.4 million. Net revenues were related to the operation of Rocky Gap Casino Resort in Maryland. The increase in net revenues was primarily related to an increase in gaming revenues during the fourth quarter of 2014, compared to the fourth quarter of 2013. Net losses for the fourth quarter of 2014 were less than $0.1 million, compared to net losses of $0.9 million for the fourth quarter of 2013.

Earnings from operations were $0.2 million for the fourth quarter of 2014, compared to losses from operations of $2.2 million for the fourth quarter of 2013. Basic and diluted losses per share were less than $0.11 [correction $0.01] for the fourth quarter of 2014, compared to basic and diluted losses per share of $0.06 for the fourth quarter of 2013.

During the fourth quarters of 2014 and 2013, property operating expenses for Rocky Gap were $7.5 million and $7.3 million respectively, and primarily related to gaming operations, rooms, food and beverage and golf. The increase in property operating expenses resulted primarily from an increase in gaming related expenses, most notably gaming taxes due to the increase in gaming related revenue in the current year quarter.

For the fourth quarters of 2014 and 2013, selling, general and administrative expenses were $5.6 million. Included in these amounts were Lakes' corporate selling, general and administrative expenses of $2 million and $1.6 million during the fourth quarters of 2014 and 2013 respectively. Lakes' corporate selling, general and administrative expenses consist primarily of payroll and related expenses and professional fees, as well as $0.5 million of business development costs in the fourth quarter of 2014.

Rocky Gap's selling, general and administrative expenses were $3.6 million and $4 million during the fourth quarters of 2014 and 2013, respectively. The fourth quarter 2014 decline in selling, general and administrative expenses, compared to the fourth quarter of 2013, were primarily related to decreases in marketing costs and professional fees.

During the second quarter of 2014, Lakes entered into an agreement to sell its interest in Dania Casino and Jai Alai in Dania Beach, Florida, for a total of $2.6 million. Per the agreement, on April 21, 2014, Lakes received $1 million in exchange for 40% of Lakes' interest in the project. Upon the receipt of the payment during the second quarter of 2014, Lakes recognized a $1 million gain on the sale of cost method investment since this asset had previously been written off.

On October 17, 2014, Lakes was paid the entire remaining amount due, at a discounted amount of approximately $1.4 million. Upon receipt of this payment during the fourth quarter of 2014, Lakes transferred its remaining ownership and recognized a $1.4 million gain on sale of cost method investment.

Depreciation and amortization was $0.9 million for the fourth quarter of 2014, compared to $0.8 million for the fourth quarter of 2013.

In summary, we are very pleased with the operating results at Rocky Gap for the fourth quarter and for the year and we continue to focus on improving the customer experience for all of our Rocky Gap guests. We look forward to working through approvals in the closing of the merger with Golden Gaming, which we expect to occur later this year. The combination of Lakes' strong balance sheet and our Rocky Gap property put Golden Gaming's casinos, taverns, and distributed gaming platform will make this combined company unique in the marketplace. Lakes' cash will reduce the combined companies' cost of capital and facilitate growth, and believe the company will be well positioned for expansion in Nevada and other jurisdictions. We are very excited about this transaction and believe it will be a tremendous benefit for the Lakes shareholders.

Now I'll turn the call over to the operator for questions.

QUESTION AND ANSWER

Operator

(Operator Instructions). Your first question comes from the line of [Edward Bar with ESR and Company]. Please proceed.

Edward Bar - ESR and Company - Analyst

Yes, first I have just a technical question, then a business question. What -- at the close, what would be the approximate debt level and number of shares outstanding?

Tim Cope - Lakes Entertainment, Inc. - President and CFO

The approximate number of shares would be 22 million, roughly and, as far as the debt outstanding, it's going to subject to the refinancing activities we undertake.

Edward Bar - ESR and Company - Analyst

Well, what would be your best ...

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

It will be approximately $140 million, I believe. In that range.

Edward Bar - ESR and Company - Analyst

OK. And then the business question is which of the divisions that Golden Gaming is presently engaged in -- which would you expect to be the emphasis for the combined company going forward?

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

I think the emphasis really is going to be on all three, the distributed gaming platform --certainly we see other states legalizing it and other states have already legalized it, so we not only see -- we can acquire other distributed gaming companies, but in addition we could go into new jurisdictions as they legalize distributed gaming. Taverns, I think they represent something like 15% or so of the taverns in Nevada alone, so we certainly have expansion there and, of course, gaming can be expanded wherever we find a great opportunity.

So I think we see the focus on all three, and we'll take the best opportunity, the best return on investment, as they occur.

Edward Bar - ESR and Company - Analyst

OK, thank you, and, if I could, I've got one more follow up. Given the high return on investment on the taverns that's depicted in your merger slides, why have they not expanded the taverns over the last few years? The number of taverns that is.

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

Well, I think that they have expanded somewhat in the taverns, but of course they have been restrained by capital. Golden Gaming was built -- I think it started in 2002 with Blake and a lot of it was expanded with debt and they had certain debt limitations on expanding. And, of course now with the combined company and a much stronger balance sheet, we'll able to do a much better job.

Edward Bar - ESR and Company - Analyst

Thank you very much.

Operator

Your next question comes from the line of David Dishneau with the Associated Press. Please proceed.

David Dishneau - Associated Press - Media

Hi, my question is regarding the pending merger with Sartini. Can you please comment on the allegations in the lawsuit that's been filed objecting to the deal and also say how this dispute could affect the timing of the proposed transaction? And, finally, how this transaction would affect operations of Rocky Gap?

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

I'll answer. This is Lyle Berman. I think the lawsuits to begin with are totally meritless. I think, as you well know, whenever there is an announced merger, there are groups of attorneys that specialize in doing nothing but filing lawsuits and going on a -- I call it a witch hunt -- to see if there is any merit to their arguments. We consider them meritless. They will not [correction: are not expected to] affect our merger. They will not [correction: are not expected to] affect any of businesses going forward.

David Dishneau - Associated Press - Media

All right. And how this transaction could affect operations of Rocky Gap?

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

It will not affect it. Rocky Gap will be -- Golden Gaming currently has three casinos in Pahrump, and now they'll have four casino -- three in Pahrump and one in Maryland.

David Dishneau - Associated Press - Media

Thank you.

Operator

Your next question comes from the line of [Steven Haberkorn], private investor. Please proceed. Mr. Haberkorn, please check the mute feature on your phone. There are no further questions in queue.

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

Operator, did you say there's no further questions?

Operator

We had Mr. Haberkorn, but I believe his phone may be muted.

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

OK. Can you take the next one, then?

Operator

There are no further questions.

Lyle Berman - Lakes Entertainment, Inc. - Chairman, CEO

Well, again, this is Lyle Berman talking. Thank you very much, operator, for all of your questions. We will focus on continuing to execute on our strategy of generating shareholder value. And thank you once again for your interest in Lakes, and we will speak you again on our next earnings call. Thank you. Bye now.

Operator

Ladies and gentlemen, that concludes today's conference. Thank you for your participation. You may now disconnect. Have a great day.

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Forward-Looking Statements

Statements in this transcript include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements include, among others, statements regarding the estimated value of Lakes and Golden in connection with the merger; the amount of shares to be issued to the legacy Golden shareholder and the expected post-closing shareholdings of legacy Lakes and Golden shareholders; the expected benefits of a potential combination of Lakes and Golden and expectations about future business plans, prospective performance (including estimated combined pro forma financial performance) and opportunities; the expected timing of the completion of the transaction; the impact of shareholder lawsuits relating to the merger; the obtaining of required regulatory approvals and approval by Lakes’ shareholders; the monetization of non-core assets and the note receivable from the Jamul Indian Village and the ability of Lakes to utilize its NOLs to offset future taxable income. These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature. These forward-looking statements are based on current expectations and assumptions of management of Lakes and Golden and are subject to risks, uncertainty and changes in circumstances that could cause the actual events and results in future periods to differ materially from the expectations of Lakes and Golden and those expressed or implied by these forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. These risks, uncertainties and changes in circumstances include (a) the possibility that the merger does not close when expected or at all; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators) and Lakes’ shareholder approval, and to satisfy or waive other closing conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, or that the parties to the Merger Agreement may be required to modify aspects of the transaction to achieve regulatory approval; (c) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the merger to fail to close; (d) the ability of Lakes and Golden to promptly and effectively integrate their respective businesses; (e) the outcome of any legal proceedings that has or may be instituted in connection with the transaction; (f) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the proposed merger; (g) Lakes’ ability to monetize non-core assets prior to the closing of the transaction and to monetize the Jamul Indian Village note on terms that generate net cash proceeds to the company or at all; (h) the ability to retain key employees of Lakes and Golden; (i) that there may be a material adverse change affecting Lakes or Golden, or that the respective businesses of Lakes or Golden may suffer as a result of uncertainty surrounding the transaction; (j) the occurrence of an “ownership change,” as defined in Section 382 of the Internal Revenue Code; and (k) the risk factors disclosed in Lakes’ filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K, which was filed on March 12, 2015. Forward-looking statements reflect Lakes’ and Golden’s management’s analysis and expectations only as of the date of this transcript, and neither Lakes nor Golden undertake to update or revise these statements, whether written or oral, to reflect subsequent developments, except as required under the federal securities laws. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

This transcript may be deemed to be solicitation material for the shareholder vote with respect to the issuance of shares of Lakes common stock under the Merger Agreement. In connection with the Merger Agreement, Lakes intends to file relevant materials with the SEC, including a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to Lakes’ shareholders. This transcript does not constitute a solicitation of any vote or proxy from any shareholder of Lakes. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS OR MATERIALS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LAKES, GOLDEN AND THE PROPOSED MERGER. Investors may obtain free copies of the definitive proxy statement, and other relevant materials and documents filed with the SEC (when they become available), without charge, at the SEC’s web site at www.sec.gov. In addition, investors may obtain free copies of the definitive proxy statement, and other relevant materials and documents filed with the SEC by directing a written request to Investor Relations, Lakes Entertainment, Inc., 130 Cheshire Lane, Suite #101, Minnetonka, MN 55305, or by accessing Lakes’ website at www.lakesentertainment.com under the heading “Investors” and then “SEC Filings.”

Participants in the Solicitation

Lakes, Golden and their respective directors, executive officers and certain other members of management and employees may be deemed to be “participants” in the solicitation of proxies from shareholders of Lakes in connection with the proposed transaction, including with respect to the issuance of shares of Lakes common stock under the Merger Agreement. Information about the Lakes’ directors and executive officers is available in Lakes definitive proxy statement, dated July 23, 2014, for its 2014 annual meeting of shareholders. Additional information regarding participants in the proxy solicitation and a description of their interests in the proposed transaction will be contained in the proxy statement that Lakes will file with the SEC in connection with the proposed transaction and other relevant documents or materials to be filed with the SEC regarding the proposed transaction.

Financial Information and Non-GAAP Financial Measures

Information relating to Golden and combined information are presented for illustrative purposes only and do not purport to be indicative of what Lakes’ or Golden’s actual and combined business, financial condition or results of operations will be if the transaction is consummated.

This transcript contains certain financial measures that are not in accordance with generally accepted accounting principles (“non-GAAP”). A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”) in the statements of income, balance sheets or statements of cash flow of the company. These measures are presented as supplemental disclosures because they are widely used measures of performance and bases for valuation of companies in our industry. EBITDA is defined as net income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA adjusts EBITDA to remove the effects of one-time items including pre-opening expenses, impairments and other losses, gains and losses on non-operating assets and liabilities, discontinued operations and transition expenses related to acquired operations. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments, and certain regulatory gaming assessments which can be significant. Operating Free Cash Flow represents Adjusted EBITDA less maintenance capital expenditures, change in working capital and income taxes. Adjusted Net Income represents net income before gain or loss from non-core assets and a full year of the estimated benefit of refinancing Lake and Golden indebtedness. The pro forma presentations of these non-GAAP measures reflect current estimates of the combined results of Lakes and Golden only. The disclosure of Adjusted EBITDA, Operating Free Cash Flow, Adjusted Net Income and other non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, Operating Free Cash Flow and Adjusted Net Income should be considered in addition to, and not as a substitute, or superior to, net income, operating income, cash flows, revenue, or other measures of financial performance prepared in accordance with GAAP.